UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2014

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PHILLIPS EDISON GROCERY CENTER REIT II, INC.
(Exact name of registrant as specified in its charter)

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Maryland	333-190588	61-1714451
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices)

Registrant’s telephone number, including area code: (513) 554-1110

PHILLIPS EDISON – ARC GROCERY CENTER REIT II, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Quivira Crossing

On December 16, 2014, Phillips Edison Grocery Center REIT II, Inc. (formerly known as Phillips Edison-ARC Grocery Center REIT II, Inc.) (the “Company”) purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 111,304 rentable square feet located on approximately 13.49 acres of land in Overland Park, Kansas (“Quivira Crossing”) for approximately $14.5 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Quivira Crossing was purchased from 135th & Q, LLC, a Missouri limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Quivira Crossing is 98% leased to 17 tenants. Price Chopper, a regional market-leading grocery store chain, occupies 70,294 rentable square feet at Quivira Crossing. Based on the current condition of Quivira Crossing, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Quivira Crossing is adequately insured.

Plaza Farmington

On December 22, 2014, the Company purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 140,803 rentable square feet located on approximately 14.29 acres of land in Farmington, New Mexico (“Plaza Farmington”) for approximately $15.7 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Plaza Farmington was purchased from Plaza Farmington LLC, Plaza Farmington II LLC, and Plaza Farmington Phase II LLC, all New Mexico limited liability companies, which are not affiliated with the Company, its advisor or its sub-advisor.

Currently, Plaza Farmington is 89% leased to 6 tenants. Safeway, a market-leading grocery store chain, occupies 58,116 rentable square feet at Plaza Farmington. Based on the current condition of Plaza Farmington, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Plaza Farmington is adequately insured.

Crossroads of Shakopee

On December 22, 2014, the Company purchased, through an indirect wholly-owned subsidiary, a fee simple interest in a grocery-anchored shopping center containing 140,949 rentable square feet located on approximately 21.25 acres of land in Shakopee, Minnesota (“Crossroads of Shakopee”) for approximately $25.1 million, exclusive of closing costs. The Company funded the purchase price with proceeds from its ongoing initial public offering. Crossroads of Shakopee was purchased from Sidal Crossroads Co., LLC, a Minnesota limited liability company, which is not affiliated with the Company, its advisor or its sub-advisor.

Currently, Crossroads of Shakopee is 94% leased to 23 tenants. Cub Foods, a regional market-leading grocery store chain, occupies 64,955 rentable square feet at Crossroads of Shakopee. Based on the current condition of Crossroads of Shakopee, the Company’s management does not believe that it will be necessary to make any significant renovations or improvements to the property. The Company’s management believes Crossroads of Shakopee is adequately insured.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON GROCERY CENTER REIT II, INC.

Dated: December 23, 2014	By:	/s/ R. Mark Addy
R. Mark Addy
Co-President and Chief Operating Officer